DOUBLELINE FUNDS TRUST

FOURTH AMENDMENT TO THE

AMENDED AND RESTATED CUSTODY AGREEMENT

THIS FOURTH AMENDMENT, dated as of May 22, 2014, to the Amended and Restated Custody Agreement dated as of January 29, 2013, as amended August 21, 2013, November 20, 2013 and February 26, 2014 (the “Agreement”), is entered into by and between DOUBLELINE FUNDS TRUST, a Delaware statutory trust, (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to add the DoubleLine Selective Credit Fund to the Agreement; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit C of the Agreement is hereby superseded and replaced with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

DOUBLELINE FUNDS TRUST		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Ronald R. Redell	By:	/s/ Michael R. McVoy
Name:	Ronald R. Redell	Name:	Michael R. McVoy
Title:	President	Title:	Senior Vice President

Amended Exhibit C—Amended and Restated Custody Agreement DoubleLine Funds Trust

Fund Names

Separate Series of DoubleLine Funds Trust

Name of Series

DoubleLine Total Return Bond Fund

DoubleLine Core Fixed Income Fund

DoubleLine Emerging Markets Fixed Income Fund

DoubleLine Low Duration Bond Fund

DoubleLine Floating Rate Fund

DoubleLine Multi-Asset Growth Fund

DoubleLine Shiller Enhanced CAPE

DoubleLine Flexible Income Fund

DoubleLine Low Duration Emerging Markets Fixed Income Fund

DoubleLine Selective Credit Fund

And any other Funds listed in the then current Prospectus.

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